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                                                                    Exhibit 23.2

                            [Company name in chinese]

                         Commerce & Finance Law Offices
                714 Huapu International Plaza 19 Chaowai Avenue,
                Chaoyang District, Beijing, PRC; Postcode: 100020
     Tel: 8610-65802255 Fax: 8610-65802538,65802678,65802679,65802203
        E-mail Add: beijing@tongshang.com Website: www.tongshang.com.cn


February 13, 2004


TOM Online Inc.
8/th/ Floor, Tower W3, Oriental Plaza
No. 1 Dong Chang An Avenue
Beijing, China 100738

          Re:   TOM Online Inc.
                --------------

Dear Sirs/Madams,

          We have acted as legal advisors as to the People's Republic of China law to TOM Online Inc., an exempted limited liability company incorporated in the Cayman Islands (the "Company"), in connection with the filing by the Company with the United States Securities and Exchange Commission of a Registration Statement on Form F-1 (together with any amendments thereto, the "Registration Statement") relating to American depositary shares ("ADSs").

          We hereby consent to the reference of our firm under the headings "Risk Factors," "Our Corporate Structure," "Regulation," "Legal Matters," and "Enforceability of Civil Liabilities," and elsewhere in the prospectus included in the Registration Statement. In addition, we give consent to the inclusion of our opinions filed as exhibits to the Registration Statement and quotation or summarization of our opinion under the headings "Risk Factors," "Our Corporate Structure," "Regulation," "Legal Matters," and "Enforceability of Civil Liabilities," and elsewhere in the prospectus included in the Registration Statement.

          In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                        Sincerely,


                                        /s/ Commerce & Finance Law Offices
                                        Commerce & Finance Law Offices